Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XL Capital Ltd (the “Company”) in their respective capacities set forth below constitutes and appoints Michael S. McGavick and Kirstin R. Gould, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Class A Ordinary Shares, par value US $0.01 per share (“Ordinary Shares”), to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement relating to the registration of such Ordinary Shares, to be filed with the Securities and Exchange Commission with respect to said Ordinary Shares, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Michael S. McGavick	Chief Executive Officer (Principal	July 24, 2009
Name: Michael S. McGavick	Executive Officer) and Director

/s/ Brian W. Nocco	Executive Vice President and Chief	July 24, 2009
Name: Brian W. Nocco	Financial Officer (Principal Financial
Officer and Principal Accounting
Officer)

/s/ Dale R. Comey	Director	July 24, 2009
Name: Dale R. Comey

/s/ Robert R. Glauber	Director	July 24, 2009
Name: Robert R. Glauber

/s/ Herbert N. Haag	Director	July 24, 2009
Name: Herbert N. Haag

/s/ G. Thompson Hutton	Director	July 24, 2009
Name: G. Thompson Hutton

/s/ Joseph Mauriello	Director	July 24, 2009
Name: Joseph Mauriello

/s/ Eugene M. McQuade	Director	July 24, 2009
Name: Eugene M. McQuade

/s/ Alan Z. Senter	Director	July 24, 2009
Name: Alan Z. Senter

/s/ Ellen E. Thrower	Director	July 24, 2009
Name: Ellen E. Thrower

/s/ Sir John M. Vereker	Director	July 24, 2009
Name: Sir John M. Vereker